FOR IMMEDIATE RELEASE

Contacts:
Investors:	Media:
Validus Holdings, Ltd.	Drew Brown / Jamie Tully
Jon Levenson, Senior Vice President	Sand Verbinnen & Co.
+1-441-278-9000	+1-212-687-8080
Jon.Levenson@Validusre.bm
Roddy Watt / Francesca Tuckett
College Hill
+44 (0) 207-457-2020
VALIDUS ANNOUNCES SECOND QUARTER NET OPERATING INCOME OF
$111.7 MILLION, ANNUALIZED OPERATING RETURN ON AVERAGE EQUITY OF 22.1%
Diluted Book Value Per Share of $25.12 at June 30, 2008
Hamilton, Bermuda, August 7, 2008 — Validus Holdings Limited (“Validus”) (NYSE: VR) today reported net income for the quarter ended June 30, 2008 of $75.9 million, or $0.98 per diluted common share, compared with $70.8 million, or $1.17 per diluted common share, for the quarter ended June 30, 2007. Net income for the six months ended June 30, 2008 was $142.4 million, or $1.83 per diluted share, compared with $127.5 million, or $2.11 per diluted share, for the corresponding period in 2007.
Net operating income for the second quarter of 2008 was $111.7 million, or $1.45 per diluted share, compared with $75.2 million, or $1.24 per diluted common share, for the quarter ended June 30, 2007. Operating income for the six months ended June 30, 2008 was $177.2 million, or $2.28 per diluted share, compared with $128.8 million, or $2.13 per diluted common share, for the six months ended June 30, 2007.
Net operating income, a non-GAAP financial measure, is defined as net income excluding net realized and unrealized gains or losses on investments, foreign exchange gains and losses and non-recurring items. Reconciliations of this measure to net income, the most directly comparable GAAP measure, are presented at the end of this release.
Operating results of Talbot have been included in the consolidated financial statements from the acquisition date of July 2, 2007. The Validus data for first six months of 2007 refers only to the company prior to its acquisition of Talbot. Further, the 2008 Validus data gives effect to the initial public offering which was consummated on July 30, 2007.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Second quarter 2008 results
Highlights for the second quarter include the following:
•	Gross premiums written increased by 118.0% to $379.9 million from $174.3 million, due primarily to the addition of Talbot which added $197.2 million of gross premiums written;

•	Net premiums earned increased by 132.6% to $309.3 million from $133.0 million, due primarily to the addition of Talbot which added $145.2 million of net premiums earned;

•	Combined ratio of 71.0% which included $11.1 million of favorable prior year loss reserve development, benefitting the loss ratio by 3.6 percentage points;

•	Investment income increased by 84.8% to $36.4 million from $19.7 million primarily due to higher investment balances resulting from funds from operations and the addition of Talbot;

•	Net income increased by 7.2% to $75.9 million from $70.8 million, due to the addition of Talbot which added $7.7 million of net income and partially offset by higher corporate expenses; and

•	Annualized return on average equity of 15.0% and annualized net operating return on average equity of 22.1%;
Highlights for the six months ended June 30, 2008 include the following:
•	Gross premiums written increased by 63.2% to $901.5 million from $552.4 million, due to the addition of Talbot which added $399.0 million of gross premiums written and offset by reduced gross premiums written in the Validus Re segment;

•	Net premiums earned increased by 145.9% to $601.2 million from $244.5 million, due primarily to the addition of Talbot which added $293.4 million of net premiums earned;

•	Combined ratio of 76.5% which included $23.9 million of favorable prior year loss reserve development, benefitting the loss ratio by 4.0 percentage points;

•	Investment income increased by 89.5% to $72.5 million from $38.2 million primarily due to higher investment balances resulting from funds from operations and the addition of Talbot;

•	Net income increased by 11.7% to $142.4 million from $127.5 million, due to the addition of Talbot which added $23.7 million of net income and partially offset by higher corporate expenses; and

•	Annualized return on average equity of 14.3% and annualized net operating return on average equity of 17.8%;
Commenting on the second quarter of 2008 results, Ed Noonan, Chairman and Chief Executive Officer of Validus, stated: “We are very pleased to report a 22.1% annualized operating return on average equity for the second quarter of 2008, which reflects strong underwriting margins due to our underwriting discipline, low catastrophe activity and favorable reserve development. Reinsurance renewal terms in the quarter generally met or exceeded our expectations, and the quarter’s relatively high frequency of catastrophe events were not sufficiently large in most cases to penetrate the reinsurance markets. Inclusive of accumulated dividends, we have grown diluted book value per share by 18.2% over the prior twelve months, despite the headwinds in the
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

investment markets and the completion of our IPO and the acquisition of Talbot subsequent to June 30, 2007. We have now consolidated Talbot for four quarterly reporting periods during which time the segment has rewarded us with $108.3 million of net operating income.”
Validus Re Segment Results
Gross premiums written during the second quarter of 2008 were $187.8 million, an increase of $13.5 million from $174.3 million in the second quarter of 2007. Gross premiums written were comprised of $171.3 million of property premiums, $8.8 million of marine premiums and $7.8 million of specialty premiums compared to $156.7 million of property premiums, $9.1 million of marine premiums and $8.5 million of specialty premiums in the second quarter of 2007.
Net premiums earned for the second quarter of 2008 were $164.1 million compared to $133.0 million for the second quarter of 2007, an increase of $31.1 million or 23.4%. The increase in net premiums earned reflects the benefit of earning premiums written in 2007.
The combined ratio increased to 52.1% from 51.2% in the second quarter of 2007. This increase was primarily due to a 2.0 percentage point increase in the Company’s acquisition cost ratio. The loss ratio of 29.7% included favorable prior year loss reserve development of $0.5 million (representing 0.3 percentage points on the loss ratio).
Gross premiums written during the first six months of 2008 were $518.9 million, a decrease of $33.5 million from $552.4 million in the first six months of 2007. Gross premiums written were comprised of $374.4 million of property premiums, $92.8 million of marine premiums and $51.7 million of specialty premiums compared to $395.5 million of property premiums, $110.3 million of marine premiums and $46.6 million of specialty premiums in the second quarter of 2007. The decreases in property and marine premiums written were primarily driven by reduced market pricing, increased client retentions and reduced participation on certain property proportional treaties.
Net premiums earned for the first six months of 2008 were $307.8 million compared to $244.5 million for first six months of 2007, an increase of $63.2 million or 25.9%. The increase in net premiums earned reflects the benefit of earning premiums written in 2007.
The combined ratio increased to 57.0% from 55.1% in the first six months of 2007. This increase was primarily due to a 2.6 percentage point increase in the Company’s acquisition cost ratio. The loss ratio of 35.0% included favorable prior year loss reserve development of $5.4 million (representing 1.8 percentage points on the loss ratio).
Talbot Segment Results
Gross premiums written during the second quarter of 2008 were $197.2 million, comprised of $47.4 million of property premiums, $73.1 million of marine premiums and $76.7 million of specialty premiums. Net premiums earned for the second quarter of 2008 were $145.2 million. The combined ratio was 86.4%, comprised of a loss ratio of 50.6%, a policy acquisition costs ratio of 21.5% and a general and administrative expense ratio of 14.4%. The loss ratio of 50.6% included favorable prior year loss reserve development of $10.6 million (representing 7.3 percentage points on the loss ratio).
Gross premiums written during the first six months of 2008 were $399.0 million, comprised of $87.8 million of property premiums, $164.1 million of marine premiums and $147.1 million of specialty premiums. Net premiums earned for the first six months of 2008 were $293.4 million. The combined ratio was 90.3%, comprised of a loss ratio of 52.7%, a policy acquisition costs ratio
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

of 23.0% and a general and administrative expense ratio of 14.6%. The loss ratio of 52.7% included favorable prior year loss reserve development of $18.5 million (representing 6.3 percentage points on the loss ratio).
Corporate Segment Results
Corporate results are comprised of executive and board expenses, internal and external audit expenses, interest and costs from the junior subordinated deferrable debentures, and other costs relating to the Company as a whole. General and administrative expenses for the three months ended June 30, 2008 were $4.2 million compared to $4.3 million for the three months ended June 30, 2007. Stock compensation expenses for the three months ended June 30, 2008 were $4.5 million compared to $1.2 million for the three months ended June 30, 2007, which primarily reflects the added cost from the Employee Seller shares issued to Talbot employees as part of the acquisition.
General and administrative expenses for the six months ended June 30, 2008 were $11.0 million compared to $8.3 million for the six months ended June 30, 2007. Stock compensation expenses for the six months ended June 30, 2008 were $8.9 million compared to $2.4 million for the six months ended June 30, 2007, which primarily reflects the added cost from the Employee Seller shares issued to Talbot employees as part of the acquisition.
On April 29, 2008, the Company announced that it had repurchased $45.7 million principal amount of its Junior Subordinated Deferrable Interest Debentures (“debentures”) from an unaffiliated financial institution in a privately negotiated transaction. The aggregate price of the repurchased debentures was $36.5 million, plus accrued and unpaid interest of $0.5 million. The transaction resulted in a gain of $8.8 million in the quarter and six months ended June 30, 2008.
Investments
Net investment income increased in the second quarter of 2008 and first six months of 2008 due to higher investment balances resulting from the addition of Talbot and from funds generated from operations.
Investment income was $36.4 million in the second quarter of 2008 compared to $19.7 million in the second quarter of 2007, an increase of 84.8%, or $16.7 million. Net realized losses on investments were $2.4 million, compared to $0.2 of net realized losses in the second quarter of 2007. Investment income was $72.5 million in the first six months of 2008 compared to $38.2 million in the first six months of 2007, an increase of 89.5%, or $34.2 million. Net realized gains on investments were $5.3 million, compared to $0.2 of net realized losses in the second quarter of 2007.
The Company recorded $43.0 million of net unrealized losses in the three months ended June 30, 2008 and $58.0 million in the six months ended June 30, 2008. The Company recorded $6.2 million net unrealized losses in the three months ended June 30, 2007 and $4.5 million net unrealized losses in the six months ended June 30, 2007. The net unrealized losses in the three months and six months ended June 30, 2008 were primarily the result of increasing interest rates in the quarter.
Finance Expenses
Finance expenses for the quarter ended June 30, 2008 were $12.8 million, increasing from $4.0 million in the three months ended June 30, 2007. Finance expenses consist of interest due on outstanding debt, the amortization of debt offering expenses and offering discount fees relating to
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

the Company’s credit facility, and third-party capital costs for Talbot. The increase partially relates to the inclusion of Talbot in the consolidated financial statements effective with the beginning of the third quarter of 2007. Talbot’s third-party capital costs were $5.4 million in the second quarter of 2008. In addition, the increase in finance expenses is partially attributable to the issuance of junior subordinated deferrable debentures in the second quarter of 2007.
Finance expenses for the six months ended June 30, 2008 were $34.3 million, increasing from $8.4 million in the six months ended June 30, 2007. The increase partially relates to the inclusion of Talbot in the consolidated financial statements effective with the beginning of the third quarter of 2007. Talbot’s third-party capital costs were $18.4 million in the first six months of 2008. In addition, the increase in finance expenses is partially attributable to the issuance of junior subordinated deferrable debentures in the second quarter of 2007.
Shareholders’ Equity and Capitalization
At June 30 2008, shareholders’ equity was $2.1 billion. Diluted book value per common share was $25.12 and book value per common share was $27.70 compared to $24.00 and $26.08, respectively, at December 31, 2007. Diluted book value per share is a non-GAAP financial measure. A reconciliation of this measure to shareholders’ equity is presented at the end of this release.
Total capitalization at June 30, 2008 was $2.4 billion, including $304.3 million of junior subordinated deferrable debentures.
Conference Call
We will host a conference call for analysts and investors on August 8, 2008 at 10:00 AM (Eastern) to discuss the second quarter financial results and related matters. The conference call can be accessed via telephone by dialing 1-800-860-2442 (toll-free U.S.) or 1-412-858-4600 (international). Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through August 25, 2008 by dialing 1-877-344-7529 and entering the pass code 420583#.
This conference call will also be available through a live audio webcast accessible through the Investor Information section of our website at www.validusre.bm. In addition, a financial supplement relating to our financial results for the quarter ended June 30, 2008 is available in the Investor Information section of our website.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.
Validus Re is rated “A-” (“Excellent”) by A.M. Best. For more information about Validus, visit our website at www.validusre.bm.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at June 30, 2008 (unaudited) and December 31, 2007
(expressed in thousands of U.S. dollars, except share amounts)

	June 30,	December 31,
	2008	2007

Assets
Fixed maturities, at fair value	$2,601,315	$2,411,398
Short-term investments, at fair value	141,638	250,623
Cash and cash equivalents	487,260	444,698

Total cash and investments	3,230,213	3,106,719
Premiums receivable	609,757	401,241
Deferred acquisition costs	146,216	105,562
Prepaid reinsurance premiums	45,717	22,817
Securities lending collateral	199,075	164,324
Loss reserves recoverable	132,880	134,404
Paid losses recoverable	2,683	7,810
Taxes recoverable	3,258	3,325
Goodwill and other intangible assets	149,691	151,772
Accrued investment income	16,177	19,960
Other assets	34,075	26,290

Total assets	$4,569,742	$4,144,224

Liabilities
Reserve for losses and loss expenses	$1,029,739	$926,117
Unearned premiums	793,356	557,344
Reinsurance balances payables	66,386	36,848
Securities lending payable	199,968	164,324
Deferred taxation	20,173	16,663
Net payable for investments purchased	9,105	31,426
Accounts payable and accrued expenses	89,934	126,702
Debentures payable	304,300	350,000

Total liabilities	2,512,961	2,209,424

Commitments and contingent liabilities

Shareholders’ equity
Ordinary shares	12,993	12,985
Additional paid-in capital	1,398,913	1,384,604
Accumulated other comprehensive income (loss)	28	(49)
Retained earnings	644,847	537,260

Total shareholders’ equity	2,056,781	1,934,800

Total liabilities and shareholders’ equity	$4,569,742	$4,144,224

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations and Comprehensive Income
For the three and six months June 30, 2008 and 2007
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended		Six months ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007

Revenues
Gross premiums written	$379,919	$174,300	$901,513	$552,370
Reinsurance premiums ceded	(1,399)	(26,780)	(86,299)	(57,738)

Net premiums written	378,520	147,520	815,214	494,632
Change in unearned premiums	(69,222)	(14,490)	(214,052)	(250,110)

Net premiums earned	309,298	133,030	601,162	244,522
Net investment income	36,435	19,742	72,478	38,239
Realized gain on repurchase of debentures	8,752	—	8,752	—
Net realized (losses) gains on investments	(2,425)	(232)	5,319	(186)
Net unrealized losses on investments	(42,982)	(6,189)	(57,959)	(4,546)
Other income	1,462	—	2,397	—
Foreign exchange gains	911	2,003	9,090	3,392

Total revenues	311,451	148,354	621,239	281,421

Expenses
Losses and loss expense	122,089	42,675	262,113	89,162
Policy acquisition costs	56,419	17,837	113,120	30,056
General and administrative expenses	33,912	11,107	71,019	22,335
Share compensation expense	7,271	1,978	13,806	3,922
Finance expenses	12,762	4,003	34,279	8,444

Total expenses	232,453	77,600	494,337	153,919

Net income before taxes	78,998	70,754	146,902	127,502
Taxes	3,077	—	4,506	—

Net income	$75,921	$70,754	$142,396	127,502

Comprehensive income
Foreign currency translation adjustments	10	—	77	—

Comprehensive income	$75,931	$70,754	$142,473	$127,502

Earnings per share
Weighted average number of common shares and common share equivalents outstanding Basic	74,233,425	58,482,600	74,221,398	58,482,601
Diluted	77,257,545	60,647,354	77,793,636	60,431,373

Basic earnings per share	$1.00	$1.21	$1.87	$2.18

Diluted earnings per share	$0.98	$1.17	$1.83	$2.11

Cash dividends declared per share	$0.20	$0.00	$0.40	$0.00

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three months ended June 30, 2008
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended June 30 2008
			Corporate
			&
	Validus Re	Talbot	Elimination	Total

Gross premiums written	$187,820	$197,235	$(5,136)	$379,919
Reinsurance premiums ceded	(1,208)	(5,327)	5,136	(1,399)

Net premiums written	186,612	191,908	—	378,520
Change in unearned premiums	(22,500)	(46,722)	—	(69,222)

Net premiums earned	164,112	145,186	—	309,298
Losses and loss expense	48,677	73,412	—	122,089
Policy acquisition costs	25,309	31,134	(24)	56,419
General and administrative expenses	9,955	19,787	4,170	33,912
Stock compensation expenses	1,597	1,126	4,548	7,271

Underwriting income (loss)	$78,574	$19,727	$(8,694)	$89,607

Net investment income	25,725	11,726	(1,016)	36,435
Other income	24	1,462	(24)	1,462
Finance expenses	(88)	(5,400)	(7,274)	(12,762)

Operating income (loss) before taxes	104,235	27,515	(17,008)	114,742
Taxes	20	3,057	—	3,077

Net operating income (loss)	$104,215	$24,458	$(17,008)	$111,665

Realized gain on repurchase of debentures	—	—	8,752	8,752
Net realized gains on investments	(3,260)	835	—	(2,425)
Net unrealized losses on investments	(24,059)	(18,923)	—	(42,982)
Foreign exchange gains	(403)	1,314	—	911

Net income (loss)	$76,493	$7,684	$(8,256)	$75,921

Loss and loss expense ratio	29.7%	50.6%		39.5%
Policy acquisition cost ratio	15.4%	21.5%		18.2%
General and administrative expense ratio	7.0%	14.4%		13.3%

Expense ratio	22.4%	35.9%		31.6%

Combined ratio	52.1%	86.4%		71.0%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three months ended June 30, 2007
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended June 30, 2007
			Corporate
			&
	Validus Re	Talbot	Elimination	Total

Gross premiums written	$174.300	$—	$—	$174.300
Reinsurance premiums ceded	(26,780)	—	—	(26,780)

Net premiums written	147,520	—	—	147,520
Change in unearned premiums	(14,490)	—	—	(14,490)

Net premiums earned	133,030	—	—	133,030
Losses and loss expense	42,675	—	—	42,675
Policy acquisition costs	17,837	—	—	17,837
General and administrative expenses	6,773	—	4,334	11,107
Stock compensation expenses	779	—	1,199	1,978

Underwriting income (loss)	$64,966	$—	$(5,533)	$59,433

Net investment income	19,740	—	2	19,742
Other income	—	—	—	—
Finance expenses	(112)	—	(3,891)	(4,003)

Operating income (loss) before taxes	84,594	—	(9,422)	75,172
Taxes	—	—	—	—

Net operating income (loss)	$84,594	$—	$(9,422)	$75,172

Net realized losses on investments	(232)	—	—	(232)
Net unrealized losses on investments	(6,189)	—	—	(6,189)
Foreign exchange gains	2,003	—	—	2,003

Net income (loss)	$80,176	$—	$(9,422)	$70,754

Loss and loss expense ratio	32.1%	0.0%		32.1%
Policy acquisition cost ratio	13.4%	0.0%		13.4%
General and administrative expense ratio	5.7%	0.0%		9.8%

Expense ratio	19.1%	0.0%		23.2%

Combined ratio	51.2%	0.0%		55.3%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the six months ended June 30, 2008
(expressed in thousands of U.S. dollars, except share amounts)

	Six months ended June 30, 2008
			Corporate
			&
	Validus Re	Talbot	Elimination	Total

Gross premiums written	$518,869	$399,028	$(16,384)	$901,513
Reinsurance premiums ceded	(24,951)	(77,732)	16,384	(86,299)

Net premiums written	493,918	321,296	—	815,214
Change in unearned premiums	(186,151)	(27,901)	—	(214,052)

Net premiums earned	307,767	293,395	—	601,162
Losses and loss expense	107,591	154,522	—	262,113
Policy acquisition costs	45,712	67,432	(24)	113,120
General and administrative expenses	19,334	40,710	10,975	71,019
Stock compensation expenses	2,823	2,102	8,881	13,806

Underwriting income (loss)	$132,307	$28,629	$(19,832)	$141,104

Net investment income	50,752	22,708	(982)	72,478
Other income	24	2,397	(24)	2,397
Finance expenses	(442)	(18,620)	(15,217)	(34,279)

Operating income (loss) before taxes	182,641	35,114	(36,055)	181,700
Taxes	48	4,458	—	4,506

Net operating income (loss)	$182,593	$30,656	$(36,055)	$177,194

Realized gain on repurchase of debentures	—	—	8,752	8,752
Net realized (losses) gains on investments	(1,183)	6,502	—	5,319
Net unrealized losses on investments	(42,671)	(15,288)	—	(57,959)
Foreign exchange gains	7,272	1,818	—	9,090

Net income (loss)	$146,011	$23,688	$(27,303)	$142,396

Loss and loss expense ratio	35.0%	52.7%		43.6%
Policy acquisition cost ratio	14.9%	23.0%		18.8%
General and administrative expense ratio	7.1%	14.6%		14.1%

Expense ratio	22.0%	37.6%		32.9%

Combined ratio	57.0%	90.3%		76.5%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the six months ended June 30, 2007
(expressed in thousands of U.S. dollars, except share amounts)

	Six months ended June 30, 2007
			Corporate
			&
	Validus Re	Talbot	Elimination	Total

Gross premiums written	$552,370	$—	$—	$552,370
Reinsurance premiums ceded	(57,738)	—	—	(57,738)

Net premiums written	494,632	—	—	494,632
Change in unearned premiums	(250,110)	—	—	(250,110)

Net premiums earned	244,522	—	—	244,522
Losses and loss expense	89,162	—	—	89,162
Policy acquisition costs	30,056	—	—	30,056
General and administrative expenses	14,065	—	8,270	22,335
Stock compensation expenses	1,544	—	2,378	3,922

Underwriting income (loss)	$109,695	$—	$(10,648)	$99,047

Net investment income	38,236	—	3	38,239
Other income	—	—	—	—
Finance expenses	(968)	—	(7,476)	(8,444)

Operating income (loss) before taxes	146,963	—	(18,121)	128,842
Taxes	—	—	—	—

Net operating income (loss)	$146,963	$—	$(18,121)	$128,842

Net realized losses on investments	(186)	—	—	(186)
Net unrealized losses on investments	(4,546)	—	—	(4,546)
Foreign exchange gains	3,392	—	—	3,392

Net income (loss)	$145,623	$—	$(18,121)	$127,502

Loss and loss expense ratio	36.5%	0.0%		36.5%
Policy acquisition cost ratio	12.3%	0.0%		12.3%
General and administrative expense ratio	6.4%	0.0%		10.7%

Expense ratio	18.7%	0.0%		23.0%

Combined ratio	55.1%	0.0%		59.5%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Net Operating Income and Annualized Net Operating Return on Average Equity
For the three and six months ended June 30, 2008 and 2007
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007

Net income	$75,921	$70,754	$142,396	$127,502

Adjustment for realize gain on repurchase of debentures	(8,752)	—	(8,752)	—
Adjustment for net realized gains on investments	2,425	232	(5,319)	186
Adjustment for net unrealized (gains) on investments	42,982	6,189	57,959	4,546
Adjustment for foreign exchange gains	(911)	(2,003)	(9,090)	(3,392)

Net operating income	$111,665	$75,172	$177,194	$128,842

Net income per share — diluted	$0.98	$1.17	$1.83	$2.11

Adjustment for realize gain on repurchase of debentures	(0.11)	—	(0.11)	—
Adjustment for net realized gains on investments	0.03	—	(0.07)	—
Adjustment for net unrealized (gains) on investments	0.56	0.10	0.75	0.08
Adjustment for foreign exchange gains	(0.01)	(0.03)	(0.12)	(0.06)

Net operating income per share — diluted	$1.45	$1.24	$2.28	$2.13

Weighted average number of common shares and common share equivalents — diluted	77,257,545	60,647,354	77,793,636	60,431,373

Net operating income	$111,665	$75,172	$177,194	$128,842

Average shareholders’ equity	2,023,720	1,287,582	1,994,080	1,255,895

Annualized net operating return on average equity	22.1%	23.4%	17.8%	20.5%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Diluted Book Value Per Share
As at June 30, 2008 and December 31, 2007
(expressed in thousands of U.S. dollars, except share amounts)

	At June 30, 2008
			Exercise	Book value
	Equity amount	Shares	Price	per share

Book value per common share
Total shareholders’ equity	$2,056,781	74,243,477		$27.70

Diluted book value per common share
Total shareholders’ equity	$2,056,781	74,243,477
Assumed exercise of outstanding warrants	152,316	8,680,149	$17.55
Assumed exercise of outstanding options	52,786	2,898,830	$18.21
Unvested restricted shares	—	4,217,102

Diluted book value per common share	$2,261,883	90,039,558		$25.12

	At December 31, 2007
			Exercise	Book value
	Equity amount	Shares	Price	per share

Book value per common share
Total shareholders’ equity	$1,934,800	74,199,836		$26.08

Diluted book value per common share
Total shareholders’ equity	$1,934,800	74,199,836
Assumed exercise of outstanding warrants
	152,869	8,711,729	$17.55
Assumed exercise of outstanding options
	49,196	2,761,176	$17.82
Unvested restricted shares	—	3,367,961

Diluted book value per common share	$2,136,865	89,040,702		$24.00

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Cautionary Note Regarding Forward-Looking Statements
All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, additionally, you should not place undue reliance on any such statements. This news release may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods;4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) our limited operating history; 6) our ability to successfully implement our business strategy during “soft” as well as “hard” markets; 7) adequacy of our loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, interest rates and foreign currency exchange rates); 14) the integration of Talbot or other businesses we may acquire or new business ventures we may start; 15) the effect on our investment portfolio of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents on file with the Securities and Exchange Commission, as well as management’s response to any of the aforementioned factors. Any forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company’s results, management has included and discussed certain schedules containing net operating income (loss), underwriting income, annualized net operating return on average equity and diluted book value per share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the section below entitled “Net Operating Income and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statement of Operations”. Annualized net operating return on average equity is presented in the section below entitled “Net Operating Income and Annualized Net Operating Return on Average Equity”. A reconciliation of diluted book value per share to book value per share, the most comparable U.S. GAAP financial measure, is presented in the section below entitled “Diluted Book Value Per Share”. Net operating income is calculated based on net income (loss) excluding net realized gains (losses), net unrealized gains (losses) on investments, gains (losses) arising from translation of non-US$ denominated balances and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm